    EXHIBIT 99.1

Shutterstock Reports Full Year 2023 and Fourth Quarter Financial Results
New York, NY - February 21, 2024 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform connecting brands and businesses to high-quality content, today announced financial results for the full year and fourth quarter ended December 31, 2023.
Commenting on the Company’s performance, Paul Hennessy, the Company’s Chief Executive Officer, said, “Shutterstock delivered record revenues and profitability in 2023 and significantly exceeded our targets set out at the beginning of the year.
Our success in building a leading content platform has allowed us to make key investments in Data, Distribution and Services where we have an exciting growth opportunity supported by strong industry tailwinds and a large TAM. Going forward, we’ll be shining a light on these exciting growth businesses, and providing revenue breakouts across two categories – Content and Data, Distribution and Services. As part of today’s release, we are also pleased to announce Shutterstock’s 2027 long-term financial targets.”

Full Year 2023 highlights as compared to Full Year 2022:
Financial Highlights
•Revenue increased 6% to $874.6 million. On a constant currency basis, revenue increased 5%.
•Income from operations decreased 27% to $68.4 million.
•Net income increased 45% to $110.3 million.
•Adjusted EBITDA increased 10% to $240.8 million.
•Net income per diluted share increased 46% to $3.04 per share.
•Adjusted net income per diluted share increased 12% to $4.35 per share.
•Operating cash flows decreased $17.9 million to $140.6 million.
•Free cash flow increased $40.1 million to $138.5 million.

Fourth Quarter 2023 highlights as compared to Fourth Quarter 2022:
    Financial Highlights
•Revenues decreased $0.5 million to $217.2 million.
•Income from operations decreased 72% to $2.1 million.
•Net income / (loss) decreased 114% to a $1.0 million net loss.
•Adjusted EBITDA decreased 21% to $46.3 million.
•Net income per diluted share decreased $0.22 to $(0.03).
•Adjusted net income per diluted share decreased $0.33 to $0.72.
•Operating cash flows decreased $27.2 million to $33.9 million.
•Free cash flow decreased $3.6 million to $41.6 million.

FULL YEAR RESULTS
Revenue
Full year revenue of $874.6 million increased $46.8 million or 6% as compared to 2022.
Revenue generated through our Content product offering decreased 7% as compared to the full year 2022, to $737.3 million, and represented 84% of our total revenue in 2023. The decline in Content revenue was primarily driven by weakness in new customer acquisition. Revenue from our Data, Distribution, and Services product offering increased 256% as compared to 2022, to $137.3 million and represented 16% of our total revenue in 2023. The increase in Data, Distribution, and Services revenues was primarily driven by growth in our data offering and revenue generated from Giphy.
On a constant currency basis, revenue increased 5% in 2023 as compared to 2022. On a constant currency basis, Content revenues decreased 7% and Data, Distribution, and Services revenues increased by 256% in 2023, as compared to 2022.
Net income and Income per diluted share
Net income of $110.3 million increased $34.2 million as compared to $76.1 million for the full year 2022. Net income per diluted share was $3.04 as compared to $2.08 for the full year 2022. These increases were driven by the growth in our
Data, Distribution, and Services product offering and a $50.3 million bargain purchase gain recorded in connection with the Giphy acquisition. In addition, 2022 was impacted by an $18.7 million impairment of leases and related assets .
Adjusted net income per diluted share, which excludes the bargain purchase in 2023 and the impairment of lease and related assets in 2022, was $4.35 as compared to $3.87 for the full year 2022.

Adjusted EBITDA
Adjusted EBITDA of $240.8 million for 2023 increased $22.7 million or 10% as compared to the full year 2022, attributable to growth in revenues partially offset by operating expenses associated with our acquisition of Giphy.
Adjusted EBITDA margin of 27.5% for 2023 increased by 120 basis points, as compared to 26.3% for the full year 2022.

FOURTH QUARTER RESULTS
Revenue
Fourth quarter revenue was $217.2 million, which remained flat as compared to the fourth quarter of 2022.
Revenue from our Content product offering decreased 10% as compared to the fourth quarter of 2022, to $177.5 million, and represented 82% of our total revenue in the fourth quarter of 2023. Revenue generated from our Data, Distribution, and Services product offering increased 96.4% as compared to the fourth quarter of 2022, to $39.7 million, and represented 18% of fourth quarter revenue in 2023.
Revenues were not impacted on a constant currency basis in the fourth quarter of 2023 as compared to the fourth quarter of 2022.

Net income and net income per diluted share
The net loss in fourth quarter of $1.0 million decreased $8.1 million as compared to net income of $7.0 million for the fourth quarter in 2022. Net (loss) income per diluted share was ($0.03), as compared to $0.19 for the same period in 2022.
Fourth quarter 2023 net loss was unfavorably impacted by expenses associated with reimbursable costs paid to the Giphy workforce in addition to increased marketing expenses.

Adjusted net income per diluted share was $0.72 as compared to $1.05 for the fourth quarter of 2022, an decrease of $0.33 per diluted share.

Adjusted EBITDA
Adjusted EBITDA of $46.3 million for the fourth quarter of 2023 decreased by $12.0 million, or 21%, as compared to the fourth quarter of 2022, due primarily to higher operating expenses operating expenses associated with our acquisition of Giphy. The adjusted EBITDA margin of 21.3% for the fourth quarter of 2023 decreased by 550 basis points, as compared to 26.8% in the fourth quarter of 2022.
LIQUIDITY
For the full year 2023, our cash and cash equivalents decreased by $14.7 million to $100.5 million at December 31, 2023, as compared with $115.2 million as of December 31, 2022. This decrease was driven by $54.3 million used in investing activities and $102.7 million used in financing activities, partially offset by $140.6 million of net cash provided by our operating activities. Net cash provided by our operating activities was affected by our operating income, offset by payments made to Giphy employees, which were fully reimbursed by Meta and reported in investing cash flows as Giphy Retention Compensation, and changes in the timing of cash receipts and payments pertaining to our revenues and operating expenses.
Cash used in investing activities primarily consisted of capital expenditures of $44.6 million for internal-use software and website development costs, and $11.1 million paid to acquire the rights to distribute certain digital content in perpetuity. In addition, cash of $53.7 million used in the acquisition of Giphy was offset by $53.7 million of cash reimbursements from Meta for Giphy Retention Compensation.
Cash used in financing activities primarily consisted of (i) $38.7 million related to the payment of the quarterly cash dividend; (ii) $28.2 million paid in connection with the repurchase of common stock under our share repurchase program; (iii) $15.8 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards, and (iv) a $20.0 million reduction in our revolver.
Free cash flow was $138.5 million for the full year 2023, an increase of $40.1 million from the full year 2022. This increase was primarily driven by the increase in our adjusted EBITDA in addition to changes in the timing of cash receipts and payments pertaining to our revenues and operating expenses.

QUARTERLY CASH DIVIDEND
During the three months ended December 31, 2023, the Company declared and paid a cash dividend of $0.27 per common share or $9.6 million.
On January 29, 2024, the Board of Directors declared a dividend of $0.30 per share of outstanding common stock, payable on March 14, 2024 to stockholders of record at the close of business on February 29, 2024.

KEY OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Subscribers (end of period)(1)	523,000	586,000	523,000	586,000
Subscriber revenue (in millions)(2)	$85.2	$88.8	$351.5	$346.6

Average revenue per customer (last twelve months)(3)	$412	$341	$412	$341
Paid downloads (in millions)(4)	35.4	42.5	153.0	173.3
Revenue per download(5)	$5.02	$4.49	$4.72	$4.40
Content in our collection (end of period, in millions)(6):
Images	771	719	771	719
Footage clips	54	47	54	47
_______________________________________________________________________________________________________________________
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from TurboSquid beginning February 2022, from PicMonkey beginning September 2022, and from Pond5 and Splash News beginning May 2023. These metrics exclude the respective counts and revenues from Giphy.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from our Studios business, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Content in our collection represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library at the end of the period. This metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, content from our Studios business and AI generated content. Prior to December 31, 2022, this metric only included approved images and footage clips in our library on shutterstock.com at the end of the period.

2027 LONG TERM TARGETS
Details of our 2027 Long Term Targets may be found below and in our investor presentation titled “Shutterstock 2027: Long-range Financial Targets,” available at https://investor.shutterstock.com/.
•Revenue growth CAGR of 10% and 2027 revenues of $1.2 billion.
•Content revenue growth CAGR of 7% and Data, Distribution, and Services revenue growth CAGR of 22%.
•EBITDA margin expansion from 28% to 30% and 2027 EBITDA of $350 million.
•Cumulative Free Cash Flow of $800 million allocated to strategic acquisitions, dividends, and share repurchases.

2024 GUIDANCE
The Company increased its guidance for the full year 2024, to the following:

•Revenue of $875 million and Adjusted EBITDA of $241 million. unchanged from 2023.
•Adjusted net income per diluted share of between $4.15 to $4.30.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations and the estimated tax impact of such adjustments; adjusted net income per diluted share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition and cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy.
The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the CMA and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended December 31, 2023, the Company also incurred $6.6 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.
These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because we are unable to calculate with reasonable certainty the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments, without unreasonable effort. These amounts depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its fourth quarter and full year financial results during a teleconference today, February 21, 2024, at 8:30 AM Eastern Time. The conference call is being webcast live at the Company's website at http://investor.shutterstock.com/. The webcast is listen-only. Those interested in participating in the question-and-answer session should register using the link below.
Participants may register for the call here (https://edge.media-server.com/mmc/p/cmuiaecy). It is recommended that you join 10 minutes prior to the event start (although you may register and join at any time during the call).
A webcast replay of the call will be available on the Company's website beginning on February 21, 2024 at approximately 10:30 AM Eastern Time.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK) is a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies. Fueled by millions of creators around the world, a growing data engine and a dedication to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world's largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production service—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.
Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, Twitter, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly in the discussion under the captions “2027 Long Term Targets” and “2024 Guidance.” All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” “targets” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenue	$217,219	$217,726	$874,587	$827,826

Operating expenses:
Cost of revenue	95,832	87,925	352,630	314,306
Sales and marketing	62,665	47,819	214,749	203,154
Product development	23,440	17,112	96,162	65,434
General and administrative	33,158	38,559	142,646	132,644
Impairment of lease and related assets	—	18,664	—	18,664
Total operating expenses	215,095	210,079	806,187	734,202
Income from operations	2,124	7,647	68,400	93,624
Bargain purchase gain	(1,543)	—	50,261	—
Other income / (expense), net	1,479	862	3,807	(2,587)
Income before income taxes	2,060	8,509	122,468	91,037
Provision for income taxes	3,066	1,463	12,199	14,934
Net (loss) / income	$(1,006)	$7,046	$110,269	$76,103

Earnings per share
Basic	$(0.03)	$0.20	$3.07	$2.11
Diluted	$(0.03)	$0.19	$3.04	$2.08

Weighted average common shares outstanding:
Basic	35,699	35,821	35,878	36,042
Diluted	35,915	36,147	36,242	36,546

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$100,490	$115,154
Accounts receivable, net of allowance of $6,335 and $5,830	91,139	67,249
Prepaid expenses and other current assets	100,944	33,268
Total current assets	292,573	215,671
Property and equipment, net	64,300	54,548
Right-of-use assets	15,395	17,593
Intangibles assets, net	184,396	173,087
Goodwill	383,325	381,920
Deferred tax assets, net	24,874	16,533
Other assets	71,152	21,832
Total assets	$1,036,015	$881,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,108	$7,183
Accrued expenses	131,443	89,387
Contributor royalties payable	54,859	38,649
Deferred revenue	203,463	187,070
Debt	30,000	50,000
Other current liabilities	23,513	11,445
Total current liabilities	452,386	383,734
Deferred tax liability, net	4,182	4,465
Lease liabilities	29,404	35,611
Other non-current liabilities	22,949	9,892
Total liabilities	508,921	433,702
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 39,981 and 39,605 shares issued and 35,571 and 35,829 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	399	396
Treasury stock, at cost; 4,410 and 3,776 shares as of December 31, 2023 and December 31, 2022	(228,213)	(200,008)
Additional paid-in capital	424,229	391,482
Accumulated other comprehensive loss	(11,974)	(15,439)
Retained earnings	342,653	271,051
Total stockholders’ equity	527,094	447,482
Total liabilities and stockholders’ equity	$1,036,015	$881,184

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) / income	$(1,006)	$7,046	$110,269	$76,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,356	18,636	79,729	68,470
Deferred taxes	(5,216)	(3,713)	(26,176)	(10,587)
Non-cash equity-based compensation	11,988	11,782	48,577	35,740
Impairment of lease and related assets	—	18,664	—	18,664
Bad debt expense	500	2,704	1,894	3,697
Bargain purchase gain	1,543	—	(50,261)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,768)	(16,564)	(24,409)	(22,105)
Prepaid expenses and other current and non-current assets	(8,334)	3,689	(50,501)	532
Accounts payable and other current and non-current liabilities	16,999	8,599	20,892	(24,328)
Contributor royalties payable	4,560	2,536	15,841	7,772
Deferred revenue	(1,673)	7,783	14,697	4,493
Net cash provided by operating activities	$33,949	$61,162	$140,552	$158,451

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9,930)	(10,374)	(44,645)	(43,296)
Business combination, net of cash acquired	—	—	(53,721)	(211,843)
Cash received related to Giphy Retention Compensation	18,950	—	53,657	—
Asset acquisitions	—	(1,750)	—	(3,417)
Content acquisitions	(1,371)	(5,630)	(11,096)	(16,821)
Security deposit release / (payment)	(50)	109	1,489	(173)
Net cash provided by / (used in) investing activities	$7,599	$(17,645)	$(54,316)	$(275,550)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	(9,201)	—	(28,205)	(73,488)
Proceeds from exercise of stock options	—	—	2	1,810
Cash paid related to settlement of employee taxes related to RSU vesting	(625)	(625)	(15,834)	(22,601)
Payment of cash dividend	(9,644)	(8,585)	(38,667)	(34,589)
Proceeds from credit facility	—	—	30,000	50,000
Payment of credit facility	—	—	(50,000)	—
Payment of debt issuance costs	—	—	—	(619)
Net cash used in financing activities	$(19,470)	$(9,210)	$(102,704)	$(79,487)

Effect of foreign exchange rate changes on cash	3,184	4,603	1,804	(2,277)
Net increase / (decrease) in cash and cash equivalents	25,262	38,910	(14,664)	(198,863)

Cash and cash equivalents, beginning of period	75,228	76,244	115,154	314,017
Cash and cash equivalents, end of period	$100,490	$115,154	$100,490	$115,154

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$17,097	$3,968	$33,067	$23,444
Cash paid for interest	492	571	1,724	1,045

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) / income	$(1,006)	$7,046	$110,269	$76,103
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	20,356	18,636	79,729	68,470
Non-cash equity-based compensation	11,988	11,782	48,577	35,740
Impairment of lease and related assets	—	18,664	—	18,664
Bargain purchase gain	1,543	—	(50,261)	—
Giphy Retention Compensation Expense - non-recurring	6,188	—	31,577	—
Other adjustments, net (1)	4,132	714	8,686	4,163
Provision for income taxes	3,066	1,463	12,199	14,934
Adjusted EBITDA	$46,267	$58,305	$240,776	$218,074
Adjusted EBITDA margin	21.3%	26.8%	27.5%	26.3%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes unrealized foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations and interest income and expense.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) / income	$(1,006)	$7,046	$110,269	$76,103
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	11,988	11,782	48,577	35,740
Tax effect of non-cash equity-based compensation (2)	(2,817)	(2,768)	(11,416)	(8,397)
Acquisition-related amortization expense (3)	9,157	8,078	34,737	29,302
Tax effect of acquisition-related amortization expense (2)	(2,152)	(1,898)	(8,163)	(6,886)
Impairment of lease and related assets	—	18,664	—	18,664
Tax effect of impairment of lease and related assets(2)	—	(4,199)	—	(4,199)
Bargain purchase gain	1,543	—	(50,261)	—
Giphy Retention Compensation Expense - non-recurring	6,188	—	31,577	—
Tax effect of Giphy Retention Compensation Expense - non-recurring	(1,454)	—	(7,421)	—
Other	5,668	1,576	12,493	1,576
Tax effect of other(2)	(1,275)	(355)	(2,811)	(355)
Adjusted net income	$25,840	$37,926	$157,581	$141,548

Net income per diluted share	$(0.03)	$0.19	$3.04	$2.08
Adjusted net income per diluted share	$0.72	$1.05	$4.35	$3.87
Weighted average diluted shares	35,915	36,147	36,242	36,546
____________________________________________________________________________________________________________________
(2)Statutory tax rates are used to calculate the tax effect of the adjustments.
(3)Of these amounts, $8.2 million and $7.5 million are included in cost of revenue for the three months ended December 31, 2023 and 2022, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total Revenue	$217,219	$217,726	$874,587	$827,826

Revenue growth	—%	6%	6%	7%
Revenue growth on a constant currency basis	—%	9%	5%	11%

Content revenue	$177,526	$197,513	$737,264	$789,306
Revenue growth: Content	(10)%	(1)%	(7)%	4%
Revenue growth: Content on a constant currency basis	(10)%	2%	(7)%	8%

Data, Distribution, and Services revenue	$39,693	$20,213	$137,323	$38,520
Revenue growth: Data, Distribution, and Services	96%	265%	256%	142%
Revenue growth: Data, Distribution, and Services on a constant currency basis	96%	268%	256%	144%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash flow information:
Net cash provided by operating activities	$33,949	$61,162	$140,552	$158,451
Net cash provided by / (used in) investing activities	$7,599	$(17,645)	$(54,316)	$(275,550)
Net cash used in financing activities	$(19,470)	$(9,210)	$(102,704)	$(79,487)

Free cash flow:
Net cash provided by operating activities	$33,949	$61,162	$140,552	$158,451
Capital expenditures	(9,930)	(10,374)	(44,645)	(43,296)
Content acquisitions	(1,371)	(5,630)	(11,096)	(16,821)
Cash received related to Giphy Retention Compensation	18,950	—	53,657	—
Free cash flow	$41,598	$45,158	$138,468	$98,334

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Content revenue	$177,526	$197,513	$737,264	$789,306
Data, Distribution, and Services revenue	$39,693	$20,213	$137,323	$38,520
Total revenue	$217,219	$217,726	$874,587	$827,826

Change in total deferred revenue	$363	$12,686	$16,393	$2,386
Total billings	$217,582	$230,412	$890,980	$830,212

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
E-commerce revenue	$102,247	$122,332	$439,941	$501,384
Enterprise revenue	$114,972	$95,394	$434,646	$326,442
Total revenue	$217,219	$217,726	$874,587	$827,826

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22

Subscribers (end of period, in thousands) (1)	523	551	556	559	586	607	368	359
Subscriber revenue (in millions) (2)	$85.2	$88.3	$87.4	$90.6	$88.8	$87.7	$84.7	$85.4

Average revenue per customer (last twelve months) (3)	$412	$401	$374	$356	$341	$329	$359	$355
Paid downloads (in millions) (4)	35.4	36.4	38.5	42.7	42.5	42.8	43.4	44.6
Revenue per download (5)	$5.02	$4.76	$4.71	$4.41	$4.49	$4.43	$4.46	$4.22
Content in our collection (end of period, in millions): (6)
Images	771	757	734	731	719	527	511	471
Footage clips	54	52	50	48	47	28	27	25
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from TurboSquid beginning February 2022, from PicMonkey beginning September 2022, and from Pond5 and Splash News beginning May 2023. These metrics exclude the respective counts and revenues from Giphy.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from our Studios business, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Content in our collection represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library at the end of the period. This metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, content from our Studios business and AI generated content. Prior to December 31, 2022, this metric only included approved images and footage clips in our library on shutterstock.com at the end of the period.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22

Cost of revenue	$145	$180	$306	$184	$160	$173	$156	$78
Sales and marketing	2,201	2,067	2,487	604	1,426	1,503	1,629	928
Product development	3,022	3,509	4,221	2,448	3,085	2,957	2,557	1,781
General and administrative	6,620	7,247	7,929	5,407	7,111	4,455	2,702	5,039
Total non-cash equity-based compensation	$11,988	$13,003	$14,943	$8,643	$11,782	$9,088	$7,044	$7,826

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22

Cost of revenue	$18,952	$19,872	$18,134	$17,866	$17,341	$16,856	$15,172	$13,759
General and administrative	1,404	1,400	1,070	1,031	1,295	1,404	1,338	1,305
Total depreciation and amortization	$20,356	$21,272	$19,204	$18,897	$18,636	$18,260	$16,510	$15,064